Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information gives effect to the Transaction. The unaudited pro forma condensed combined statements of operations combine the historical statements of operations of CareDx for the three months ended March 31, 2016 and year ended December 31, 2015, and Allenex for the three months ended March 31, 2016 and year ended December 31, 2015, as if the Transaction had been completed on January 1, 2015.

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of CareDx as of March 31, 2016 and Allenex as of March 31, 2016, as if the Transaction had been completed on March 31, 2016.

The historical financial statements of CareDx are presented in USD and have been prepared in accordance with U.S. GAAP. The historical financial statements of Allenex are presented in Swedish Kronor (SEK) and have been prepared in accordance with IFRS as issued by the IASB.

The unaudited pro forma condensed combined financial information has been prepared under U.S. GAAP using the acquisition method of accounting under Accounting Standards Codification 805, Business Combinations (“ASC 805”), with CareDx treated as the accounting acquirer. The unaudited pro forma condensed combined financial information conforms to Article 11 of Regulation S-X, Pro forma financial information.

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma matters that are directly attributable to the Transaction and factually supportable, and with respect to the unaudited condensed combined statement of operations, expected to have a continuing impact on the operating results of the Combined Company. Additionally, certain pro forma adjustments have been made to the historical consolidated financial statements of Allenex in order to (i) convert their financials to U.S. GAAP, (ii) conform their accounting policies to those applied by CareDx and (iii) present them in a manner consistent with CareDx’ presentation.

The acquisition method of accounting is dependent upon certain valuations and other studies that must be prepared as of the completion date of the Transaction. For purposes of preparing the preliminary valuation, CareDx used information provided by Allenex management, publicly available information, as well as a variety of other assumptions, including market participant assumptions, cost and development assumptions, and certain other high-level assumptions. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the unaudited pro forma condensed combined financial information.

The unaudited condensed combined pro forma information is provided for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the Transaction had been completed as of the dates set forth above, nor is it indicative of the future results of the Combined Company. Because of its nature, the unaudited pro forma condensed combined financial information addresses a hypothetical situation and, therefore, does not represent the Combined Company’s actual financial position or results of operations. Furthermore, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the Combined Company following the Transaction. The unaudited pro forma condensed combined statements of operations do not reflect any revenue or cost savings (or associated costs to achieve such savings) from synergies that may be directly related to the Transaction.

The unaudited condensed combined pro forma information should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined financial information;

•	CareDx’ audited financial statements and related notes contained in the Annual Report on Form 10-K as of and for the year ended December 31, 2015, as incorporated by reference in this report (“Form 8-K/A”);

•	CareDx’ unaudited condensed financial statements and related notes contained in the Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2016, as incorporated by reference in this report (“Form 8-K/A”);

•	CareDx’ current report on Form 8-K as of April 12, 2016;

•	Allenex’ audited consolidated financial statements as of and for the year ended December 31, 2015 together with related notes, which are available on Allenex’ website (www.allenex.com), included in this report (“Form 8-K/A”);

•	Allenex’ unaudited financial interim information and related notes contained in the Interim Report as of and for the three months ended March 31, 2016, included in this report (“Form 8-K/A”);

•	The other information contained in this report (“Form 8-K/A”).

Unaudited Pro Forma Condensed Combined

Balance Sheet

As of March 31, 2016

USD, in thousands	CareDx Historical	Allenex U.S. GAAP Note 3	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$23,752	$383	$(21,807)	5a	$23,092
			22,169	6a
			(1,405)	6c
Accounts receivable	2,512	1,642	—		4,154
Inventory	595	5,462	6,013	5d	12,070
Prepaid and other assets	807	988	157	5l	1,952

Total current assets	27,666	8,475	5,127		41,268
Property, plant and equipment, net	2,346	450	175	5e	2,971
Intangible assets, net	6,650	7,138	24,132	5f	37,920
Goodwill	12,005	26,468	(12,521)	5g	26,351
			399	5l
Restricted cash	147	—	—		147
Other noncurrent assets	20	—	—		20

Total assets	$48,834	$42,531	$17,312		$108,677

Liabilities, redeemable preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$2,536	$1,901	$—		$4,437
Accrued payroll liabilities	1,609	542	—		2,151
Accrued and other liabilities	5,298	1,407	5,163	5a	11,919
			51	5l
Accrued royalties	232	—	—		232
Deferred revenue	137	—	—		137
Current portion of long-term debt	4,419	1,253	—		5,672

Total current liabilities	14,231	5,103	5,214		24,548
Deferred income taxes	—	1,234	7,817	5h	8,955
			(96)	5l
Deferred rent, net of current portion	1,347	—	—		1,347
Deferred revenue, net of current portion	693	—	—		693
Long-term debt, net of current portion	11,368	12,001	—		23,369
Contingent consideration	735	—	—		735
Other liabilities	—	—	652	5l	5,609
			4,667	6a
			290	6d

Total liabilities	28,374	18,338	18,544		65,256
Commitments and contingent liabilities
Redeemable preferred stock	—	—	14,585	6a	14,585
Stockholder’s equity:
Common stock	12	14,806	(14,806)	5c	14
			1	5a
			1	6a
Additional paid-in capital	203,284	61,681	(61,681)	5c	211,709
			7,204	5a
			(1,405)	6c
			2,916	6a
			(290)	6d
Accumulated other comprehensive loss	—	(2,312)	2,312	5c	—
Accumulated deficit	(182,836)	(49,982)	49,982	5c	(182,887)
			(51)	5l

Total stockholders’ equity	20,460	24,193	(15,817)		28,836

Total liabilities, redeemable preferred stock and stockholders’ equity	$48,834	$42,531	$17,312		$108,677

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined

Statement of Operations

For the Three Months Ended March 31, 2016

USD, in thousands	CareDx Historical	Allenex U.S. GAAP Note 3	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue:
Testing revenue	$6,452	$3,866	$—		$10,318
Collaboration and license revenue	110	—	—		110
Other revenue	—	78	—		78

Total revenue	6,562	3,944	—		10,506
Operating expenses:
Cost of testing	2,772	1 707	395	5e, f	4,874
Research and development	3,159	445	(77)	5f	3,527
Sales and marketing	1,737	1,258	174	5f	3,169
General and administrative	5,676	608	2	5e	4,127
			(2,159)	5b
Change in estimated fair value of contingent consideration	(213)	—	—		(213)

Total operating expenses	13,131	4 018	(1,665)		15,484

Income (loss) from operations	(6,569)	(74)	1,665		(4,978)
Interest expense	(266)	(145)	—		(411)
Other income (expense), net	(2,917)	(53)	2,879	5b	(91)

Loss before income taxes	(9,752)	(272)	4,544		(5,480)
Income tax (expense)/benefit	—	144	(51)	5i	93

Net (loss)	$(9,752)	$(128)	$4,493		$(5,387)

Net (loss) per share
Basic	$(0.81)	$(0.00)		5k	$(0.29)
Diluted	$(0.81)	$(0.00)		5k	$(0.29)
Weighted average shares
Basic	11,969,714	120,288,448	1,375,028	5j	18,900,916
			5,556,174	6b
			(120,288,448)	5m
Diluted	11,969,714	120,288,448	1,375,028	5j	18,900,916
			5,556,174	6b
			(120,288,448)	5m

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined

Statement of Operations

For the Year Ended December 31, 2015

USD, in thousands	CareDx Historical	Allenex U.S. GAAP Note 3	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue:
Testing revenue	$27,881	$15,949	$—		$43,830
Collaboration and license revenue	263	—	—		263
Other revenue	—	315	—		315

Total revenue	28,144	16,264	—		44,408
Operating expenses:
Cost of testing	10,273	5,600	1,581	5e,f	17,454
Research and development	9,333	2,053	(294)	5f	11,092
Sales and marketing	8,349	5,436	695	5f	14,480
General and administrative	12,247	1,826	10	5e	12,941
			(1,142)	5b
Change in estimated fair value of contingent consideration	(126)	—	556	5a	430

Total operating expenses	40,076	14,915	1,406		56,397

Income (loss) from operations	(11,932)	1,349	(1,406)		(11,989)
Interest expense	(1,587)	(563)	(496)	5a	(2,646)
Other income (expense), net	(188)	(58)	128	5b	(118)

Income (loss) before income taxes	(13,707)	728	(1,774)		(14,753)
Income tax (expense)	—	(91)	(127)	5i	(177)
			41	5l

Net income (loss)	$(13,707)	$637	$(1,860)		$(14,930)

Net income (loss) per share
Basic	$(1.16)	$0.01		5k	$(0.79)
Diluted	$(1.16)	$0.01		5k	$(0.79)
Weighted average shares
Basic	11,860,885	120,288,448	1,375,028	5j	18,792,087
			5,556,174	6b
			(120,288,448)	5m
Diluted	11,860,885	120,288,448	1,375,028	5j	18,792,087
			5,556,174	6b
			(120,288,448)	5m

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 Description of transaction

On December 16, 2015, CareDx, Inc. (NASDAQ: CDNA) issued a press release in Sweden and in the U.S. announcing its intent, to combine with Allenex (ALNX.ST: Sweden NASDAQ), pursuant to a tender offer, that was supported by the Allenex board of directors and three institutional investors (“Majority Shareholders”) which together represent approximately 77.93 percent of the outstanding shares of Allenex as of March 31, 2016, to acquire 100 percent of Allenex’ shares (“The Transaction”). The shareholders who own the remaining 22.07 percent of the outstanding Allenex shares, primarily based in Sweden (“Minority Shareholders”) were also invited to participate in the tender offer. On February 9, 2016, CareDx announced a revision to the deferred consideration alternative which was the consideration alternative agreed to by the Majority Shareholders. As a consequence of the enhanced share component following the revision, CareDx also revised the mixed consideration alternative which was offered to Minority Shareholders to reflect the enhanced share component.

On March 27, 2016 a tender offer document was made public. On April 6, 2016 Allenex shareholders holding an aggregate of 118,207,862 shares, corresponding to 98.27 percent of the total number of outstanding shares in Allenex, accepted the tender offer.

On April 14, 2016, CareDx announced settlement and completion of a successful tender of 98.27 percent of Allenex outstanding shares as part of a public tender offer (“Acquisition date” and/or “Closing date”).

The Majority Shareholders holding an aggregate of 93,739,912 shares tendered all their shares. The Transaction consideration payable to Majority Shareholders consists of SEK 1.191 per share payable in cash (in aggregate, SEK 111.6 million, or USD 13.7 million, at April 14, 2016), SEK 0.54 per share payable in cash by March 31, 2017 subject to the achievement of certain financial and research and development milestones (in aggregate, SEK 42.0 million, or USD 5.2 million, at April 14, 2016), and 0.01458 shares of CareDx common stock per Allenex share held (in aggregate, 1,366,727 shares of CareDx common stock which had a fair value of SEK 58.3 million, or USD 7.2 million, at April 14, 2016).

The Minority shareholders tendered their shares as follows:

(i)	23,898,587 shares under the All cash alternative, corresponding to 19.9 percent of the total number of outstanding shares in Allenex – The transaction consideration consists of SEK 2.50 per share payable in cash (in aggregate, SEK 59.7 million, or USD 7.3 million, at April 14, 2016);

(ii)	569,363 shares under the Mixed consideration alternative, corresponding to 0.5 percent of the total number of outstanding shares in Allenex – The transaction consideration consists of SEK 1.731 per share payable in cash (in aggregate, SEK 1.0 million, or USD 0.1 million, at April 14, 2016) and 0.01458 shares of CareDx common stock per Allenex share held (in aggregate, 8,301 shares of CareDx common stock which had a fair value of SEK 0.4 million, or USD 43 thousand, at April 14, 2016).

The Minority shareholders holding an aggregate of 2,080,586 shares, corresponding to 1.73 percent of the total number of outstanding shares in Allenex, did not tender their shares. The Transaction consideration payable to Minority Shareholders for the remaining shares consists of SEK 2.50 per share payable in cash (in aggregate, SEK 5.2 million, or USD 0.6 million, at April 14, 2016).

As more than 90 percent of the total outstanding Allenex shares were acquired, CareDx intends to initiate compulsory acquisition procedures with respect to the remaining Allenex shares under the Swedish Companies Act. In connection therewith, CareDx subsequently intends to initiate a delisting of Allenex from Nasdaq Stockholm. This process is expected to be concluded in June 2016.

The Transaction will be accounted for under the acquisition method of accounting in accordance with ASC 805, with CareDx treated as the accounting acquirer. Under the acquisition method of accounting, all of Allenex’ acquired assets and liabilities assumed in the Transaction will be recorded by CareDx at their acquisition date estimated fair values, while all Transaction costs associated with the transaction will be expensed as incurred.

Note 2 Basis of presentation

Allenex’ historical consolidated financial statements as of and for the three months ended March 31, 2016 and the year ended December 31, 2015 have been prepared in accordance with IFRS as issued by the IASB and use the local currency, SEK, as the reporting currency. As a result, Allenex’ historical consolidated financial statements have been converted from IFRS to U.S. GAAP (Note 3) and translated from SEK to USD for the preparation of the unaudited pro forma condensed combined financial information herein.

The unaudited pro forma financial information has been presented in USD, which is CareDx’ functional and reporting currency. Allenex’ historical financial information has been converted using the following rates as quoted by OANDA.com:

•	the unaudited adjusted statements of operations for the three months ended March 31, 2016 and the year ended December 31, 2015 were translated using the average exchange rate for the periods of SEK 8.45 per USD and SEK 8.44 per USD, respectively; and

•	the unaudited adjusted balance sheet was translated at the closing rate of SEK 8.13 per USD as of March 31, 2016.

Sensitivity analysis

During the three months ended March 31, 2016, the USD/SEK exchange rate averaged SEK 8.45 compared to 8.35 SEK during the three months ended March 31, 2015, and was SEK 8.14 per USD as of April 14, 2016 as quoted by OANDA.com. A significant decline in the USD/SEK exchange rate may have a material adverse effect on the Allenex reported SEK amounts of revenue and net income.

CareDx believes that a 10 percent fluctuation in the USD/SEK exchange rate is reasonably possible. The table below illustrates the potential impact to Allenex’ SEK amounts of revenue and net income as converted to USD resulting from a 10 percent increase or decrease in the USD/SEK exchange rate (in USD thousands):

USD, in thousands	Allenex adjusted U.S. GAAP	10% increase in USD/SEK exchange rate		10% decrease in USD/SEK exchange rate
Total revenue	3,866	(357)	3,509	423	4,289
Net loss	(128)	11	(117)	(14)	(142)

Reclassifications

Based on information known and assessed on the date of the report (“Form 8-K/A”) and on the amounts reported in the statements of operations and balance sheets of CareDx and Allenex as of and for the three months ended March 31, 2016 and statements of operations for the year ended December 31, 2015, certain financial line items included in Allenex’ historical consolidated financial statement presentation have been reclassified to conform to corresponding line items included in the CareDx’ historical financial statement presentation. These reclassifications have no material impact on the historical operating income, net income, total assets, liabilities or stockholders’ equity previously reported by Allenex (Note 3). Additionally, based on a comparison of Allenex’ summary of significant accounting policies as disclosed in the notes to Allenex’ consolidated financial statements, with those of CareDx, the nature and amount of any adjustments to the historical consolidated financial statements of Allenex to conform its accounting policies to those of CareDx are not expected to be material, other than the adjustments required to conform to U.S. GAAP as discussed in Note 3.

In addition, the unaudited pro forma condensed combined financial information includes adjustments to reflect the financing structure established to fund the Transaction (Notes 5 and 6).

The unaudited pro forma condensed combined financial information is based on information available as of the date of the Offer document. Further review of Allenex’ accounting policies and historical consolidated financial statements may result in further revisions to these adjustments to conform to CareDx’ financial statement presentation.

Note 3 Description of IFRS to U.S. GAAP adjustments

Unaudited adjusted Allenex consolidated balance sheet

As of March 31, 2016

			Reclassifications and IFRS to U.S. GAAP Adjustments (in SEK)
In thousands	Allenex Historical IFRS (in SEK)		Reclassifications 3 (a)		Capitalized development costs 3 (c)		Taxes on unrealized intercompany profit 3 (e)		Allenex adjusted U.S. GAAP (in SEK)		Allenex adjusted U.S. GAAP (in USD)
Assets
Current assets:
Cash and cash equivalents	SEK	3,108	SEK	—	SEK	—	SEK	—	SEK	3,108	$383
Accounts receivable		—		13,344		—		—		13,344	1,642
Inventory		44,376		—		—		—		44,376	5,462
Current receivables		20,038		(20,038)		—		—		—	—
Prepaid and other assets		—		6,694		—		1,330		8 024	988

Total current assets		67,522		—		—		1 330		68,852	8,475
Deferred income taxes		3,796		(2,765)		—		(1,031)		—	—
Property, plant and equipment, net		3,656		—		—		—		3,656	450
Intangible assets, net		75,896		—		(17,903)		—		57,993	7,138
Goodwill		215,041		—		—		—		215,041	26,468

Total assets	SEK	365,911	SEK	(2 765)	SEK	(17,903)	SEK	299	SEK	345,542	$42,531

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	SEK	—	SEK	15,448	SEK	—	SEK	—	SEK	15,448	$1,901
Accrued payroll liabilities		—		4,405		—		—		4,405	542
Accrued and other liabilities		—		11,433		—		—		11,433	1,407
Non-interest bearing current liabilities		31,286		(31,286)		—		—		—	—
Current portion of long-term debt		10,173		—		—		—		10,173	1,253

Total current liabilities		41,459		—		—		—		41,459	5,103
Deferred income taxes		16,732		(2,765)		(3,939)		—		10,028	1,234
Long-term debt, net of current portion		97,500		—		—		—		97,500	12,001

Total liabilities		155,691		(2 765)		(3,939)		—		148,987	18,338
Stockholder’s equity:
Common stock		120,288				—		—		120,288	14,806
Additional paid-in capital		501,130				—		—		501,130	61,681
Accumulated other comprehensive loss*		(18,785)				—		—		(18,785)	(2,312)
Accumulated deficit		(392,413)				(13,964)		299		(406,078)	(49,982)

Total stockholders’ equity		210,220		—		(13,964)		299		196,555	24,193

Total liabilities and stockholders’ equity	SEK	365,911	SEK	(2 765)	SEK	(17,903)	SEK	299	SEK	345,542	$42,531

(*)	Accumulated other comprehensive loss is attributable to translation differences.

Unaudited adjusted Allenex consolidated statement of operations

Three Months ended March 31, 2016

			Reclassifications and IFRS to U.S. GAAP Adjustments (in SEK)
In thousands	Allenex Historical IFRS (in SEK)		Reclassifi- cations 3 (a)		Capitalized personnel costs 3 (b)		Capitalized development costs 3 (c)		Taxes on unrealized intercompany profit 3 (e)		Allenex adjusted U.S. GAAP (in SEK)		Allenex adjusted U.S. GAAP (in USD)
Revenue:
Testing revenue	SEK	—	SEK	32,612	SEK	—	SEK	—	SEK	—		SEK 32,612	$3,866
Net sales		32,612		(32,612)		—		—		—		—	—
Change in inventories of finished goods		(1,084)		1,084		—		—		—		—	—
Capitalized development costs		700		—		(700)		—		—		—	—
Other revenue		656		—		—		—		—		656	78

Total revenue		32,884		1,084		(700)		—		—		33,268	3,944
Operating expenses:
Cost of testing		—		14,400		—		—		—		14,400	1,707
Research and development		—		2,149		(700)		2,307		—		3,756	445
Sales and marketing		—		10,609		—		—		—		10,609	1,258
General and administrative		—		5,130		—		—		—		5,130	608
Raw materials and consumables		7,703		(7,703)		—		—		—		—	—
Other expenses		10,342		(10,342)		—		—		—		—	—
Cost of employee remuneration		12,050		(12,050)		—		—		—		—	—
Depreciation/amortization		1,109		(1,109)		—		—		—		—	—

Total operating expenses		31,204		1,084		(700)		2,307		—		33,895	4 018

Income (loss) from operations		1,680		—		—		(2,307)		—		(627)	(74)
Interest expense		—		(1,221)		—		—		—		(1,221)	(145)
Other income (expense), net		—		(449)								(449)	(53)
Other financial expenses and income		(1,670)		1,670		—		—		—		—	—

Income (loss) before income taxes		10		—		—		(2,307)		—		(2,297)	(272)
Income tax benefit		407		—		—		508		299		1,214	144

Net income (loss)	SEK	417	SEK	—	SEK	—	SEK	(1,799)	SEK	299	SEK	(1,083)	$(128)

Net income (loss) per ordinary share
Basic	SEK	0.00									SEK	(0.01)	$(0.00)
Diluted	SEK	0.00									SEK	(0.01)	$(0.00)
Weighted average shares
Basic		120,288,448										120,288,448	120,288,448
Diluted		120,288,448										120,288,448	120,288,448

Unaudited adjusted Allenex consolidated statement of operations

Year ended December 31, 2015

			Reclassifications and IFRS to U.S. GAAP Adjustments (in SEK)
In thousands	Allenex Historical IFRS (in SEK)		Reclassifi- cations 3 (a)		Capitalized personnel costs 3 (b)		Capitalized development costs 3 (c)		Insurance compensation 3 (d)		Taxes on unrealized intercompany profit 3 (e)		Allenex adjusted U.S. GAAP (in SEK)		Allenex adjusted U.S. GAAP (in USD)
Revenue:
Testing revenue	SEK	—	SEK	134,548	SEK	—	SEK	—	SEK	—	SEK	—	SEK	134,548	$15,949
Net sales		134,548		(134,548)		—		—		—		—		—	—
Change in inventories of finished goods		4,092		(4,092)		—		—		—		—		—	—
Capitalized development costs		2,354		—		(2,354)		—		—		—		—	—
Other revenue		3,481		(437)		—		—		(385)		—		2,659	315

Total revenue		144,475		(4,529)		(2,354)		—		(385)		—		137,207	16,264
Operating expenses:
Cost of testing		—		47,627		—		—		(385)		—		47,242	5,600
Research and development		—		6,889		(2,354)		12,788		—		—		17,323	2,053
Sales and marketing		—		45,856		—		—		—		—		45,856	5,436
General and administrative		—		15,406		—		—		—		—		15,406	1,826
Raw materials and consumables		29,272		(29,272)		—		—		—		—		—	—
Other expenses		38,323		(38,323)		—		—		—		—		—	—
Cost of employee remuneration		48,582		(48,582)		—		—		—		—		—	—
Depreciation/amortization		4,130		(4,130)		—		—		—		—		—	—

Total operating expenses		120,307		(4,529)		(2,354)		12,788		(385)		—		125,827	14,915

Income (loss) from operations		24,168		—		—		(12,788)		—		—		11,380	1,349
Interest expense		—		(4,752)		—		—		—		—		(4,752)	(563)
Other income (expense), net		—		(489)		—		—		—		—		(489)	(58)
Financial income		860		(860)		—		—		—		—		—	—
Financial expenses		(6,101)		6,101		—		—		—		—		—	—

Income (loss) before income taxes		18,927		—		—		(12,788)		—		—		6,139	728
Income tax benefit / (expense)		(3,795)		—		—		2,813		—		212		(770)	(91)

Net income (loss)	SEK	15,132	SEK	—	SEK	—	SEK	(9,975)	SEK	—	SEK	212	SEK	5,369	$637

Net income per ordinary share
Basic	SEK	0.13											SEK	0.04	$0.01
Diluted	SEK	0.13											SEK	0.04	$0.01
Weighted average shares
Basic		120,288,448												120,288,448	120,288,448
Diluted		120,288,448												120,288,448	120,288,448

Reclassification adjustments

(3a)	The classification of certain items presented by Allenex under IFRS has been modified in order to align with the presentation used by CareDx under U.S. GAAP (amounts in SEK thousands):

•	To present operating expenses on a functional basis (cost of testing, research and development, sales and marketing, general and administrative), rather than by nature (raw materials and consumables, cost of employee remuneration, depreciation/amortization and other expenses):

	Allenex Presentation
SEK, in thousands	Three months ended March 31, 2016	Year ended December 31, 2015
Raw materials and consumables	7,703	29,272
Other expenses	10,342	38,323
Cost of employee remuneration	12,050	48,582
Depreciation/amortization	1,109	4,130

Total operating expenses	31,204	120,307

	Reclassified Presentation
	Three months ended March 31, 2016	Year ended December 31, 2015
Cost of testing	13,316	51,719
Research and development	2,149	7,326
Sales and marketing	10,609	45,856
General and administrative	5,130	15,406

Total operating expenses	31,204	120,307

•	To reclassify “net sales” to “testing revenue” line item:

	Allenex Presentation
SEK, in thousands	Three months ended March 31, 2016	Year ended December 31, 2015
Net sales	32,612	134,548

Total revenue	32,612	134,548

	Reclassified Presentation
	Three months ended March 31, 2016	Year ended December 31, 2015
Testing revenue	32,612	134,548

Total revenue	32,612	134,548

•	To reclassify “change in inventories of finished goods” line item included in revenue to cost of testing:

	Allenex Presentation
SEK, in thousands	Three months ended March 31, 2016	Year ended December 31, 2015
Change in inventories of finished goods	1,084	(4,092)

Total revenue	1,084	(4,092)

	Reclassified Presentation
	Three months ended March 31, 2016	Year ended December 31, 2015
Cost of testing	1,084	(4,092)

Total operating expenses	1,084	(4,092)

•	To reclassify grant received included in “other revenue” line item to research and development costs:

	Allenex Presentation
SEK, in thousands	Three months ended March 31, 2016	Year ended December 31, 2015
Other revenue	—	(437)

Total revenue	—	(437)

	Reclassified Presentation
	Three months ended March 31, 2016	Year ended December 31, 2015
Research and development costs	—	(437)

Total operating expenses	—	(437)

•	To reclassify financial income and expenses to “interest expense” and “other income (expense), net” line items:

	Allenex Presentation
SEK, in thousands	Three months ended March 31, 2016	Year ended December 31, 2015
Financial income	—	860
Financial expenses	—	(6,101)
Other financial expenses and income	(1 670)	—

Total	(1,670)	(5,241)

	Reclassified Presentation
	Three months ended March 31, 2016	Year ended December 31, 2015
Interest expense	(1,221)	(4,752)
Other income (expense), net	(449)	(489)

Total	(1,670)	(5,241)

•	To reclassify “current receivables” to “accounts receivable” and “prepaid and other assets”, and to reclassify “non-interest bearing current liabilities” to “accounts payable”, “accrued payroll liabilities” and “accrued and other liabilities” on the pro forma balance sheet:

Allenex Presentation
SEK, in thousands	As of March 31, 2016
Current receivables	20,038

Total current assets	20,038

Non-interest bearing current liabilities	31,286

Total current liabilities	31,286

Reclassified Presentation
As of March 31, 2016
Accounts receivable	13,344
Prepaid and other assets	6,694

Total current assets	20,038

Accounts payable	15,448
Accrued payroll liabilities	4,405
Accrued and other liabilities	11,433

Total current liabilities	31,286

•	To reclassify deferred tax assets balance to deferred tax liabilities on the pro forma balance sheet:

Allenex Presentation
SEK, in thousands	As of March 31, 2016
Deferred income tax	2,765

Total assets	2,765

Reclassified Presentation
As of March 31, 2016
Deferred income tax	2,765

Total liabilities	2,765

Adjustments to convert to U.S. GAAP

The following adjustments are made to convert Allenex’ historical consolidated balance sheet as of March 31, 2016 and consolidated statements of operations for the three months ended March 31, 2016 and year ended December 31, 2015 to U.S. GAAP for purposes of the unaudited pro forma condensed combined financial information:

(3b)	Under IFRS, Allenex records its capitalized internal personnel cost as revenue within the line item “capitalized development costs”. The adjustment to the consolidated statements of operations represents the reclassification of capitalized personnel cost to research and development costs under U.S. GAAP.

(3c)	Allenex capitalizes its development costs related to QTYPE product which includes Score 6 software in accordance with IAS 38, Intangible Assets. These capitalized development costs have not yet been amortized. Under U.S. GAAP all expenditures for the development of products should be expensed as incurred. The adjustments to the consolidated statements of operations represent the development costs capitalized in the period which should be expensed and the reduction in the underlying deferred tax liability.

(3d)	Under IFRS, Allenex records insurance compensation received for goods damaged during shipping within the line item “other revenue”. Under U.S. GAAP, insurance compensation is classified in “cost of testing” consistent with the related loss.

(3e)	U.S. GAAP requires (i) income tax consequences on an intercompany sale to be deferred until underlying items of inventory are sold outside the group and (ii) to match the income tax consequences to the profit from the third part sale. The adjustments represent deferral of the current tax charge due in the seller’s jurisdiction and reversal of the deferred tax asset for the increase in tax basis arising from the intercompany sale.

Note 4 Purchase accounting

Acquisition Consideration

The acquisition consideration for the Transaction is estimated for pro forma purposes as follows:

USD, in thousands
Fair value of CareDx common shares issued for Allenex shares	7,205
Cash consideration	21,807
Deferred cash consideration	2,717
Contingent cash consideration	2,446

Total purchase consideration	34,175

The acquisition consideration was computed using all Allenex’ outstanding shares as of March 31, 2016 of 120,288,448. The fair value of CareDx’ common shares was calculated based on an exchange ratio of 0.01458 CareDx common share per Allenex share and CareDx’ stock price of SEK 42.67 (USD 5.24), which was the closing price for CareDx common shares on April 14, 2016. The acquisition consideration was translated using the exchange rate as of April 14, 2016 of SEK 8.14 per USD as quoted by OANDA.com.

Acquisition consideration offered to Majority Shareholders that is subject to the achievement of certain milestones was estimated as follows:

(i)	SEK 0.27 per share (in aggregate, SEK 25.3 million, or USD 3.1 million, at April 14, 2016) is contingent on certain events, in each of the reference periods Q4 2015 and Q1 2016.

The contingency was resolved as of the acquisition date of April 14, 2016, and the full amount associated with the contingency is expected to become payable on March 31, 2017. Accordingly, for pro forma purposes, the entire amount of consideration was considered as a deferred cash consideration element of the acquisition consideration and is included as a liability in CareDx’ unaudited pro forma condensed combined balance sheet at its estimated fair value of SEK 22.1 million (USD 2.7 million at April 14, 2016), determined using an estimated borrowing rate of 15 percent. The initial fair value will be accreted to the payment value over the period until the due date, with the accretion recorded as a component of interest expense in each reporting period.

(ii)	An additional SEK 0.27 per share (in aggregate, SEK 25.3 million, or USD 3.1 million, at April 14, 2016) which is contingent on other defined milestone, is to be paid in full by March 31, 2017 (assuming satisfaction of the milestone).

Consideration subject to this contingency was included in the total acquisition consideration at its estimated fair value, which was determined based on the CareDx management expectations of the likelihood and timing of when the condition (defined milestone as described in Note 1) could be achieved and discounted using an estimated borrowing rate of 15 percent. The fair value of this element of the acquisition consideration was estimated at SEK 19.9 million (USD 2.4 million at April 14, 2016) and is included as a liability in CareDx’ unaudited pro forma condensed combined balance sheet, and will be remeasured at fair value with the difference recorded as a component of operating expenses in income (loss) from operations in each reporting period until the contingency has been resolved, and accreted for the time value of money as a component of interest expense thereafter until the due date.

Acquisition consideration allocation

Under the acquisition method of accounting, the acquisition consideration, calculated as described above is allocated to the tangible and intangible assets acquired and liabilities assumed by CareDx based on their estimated fair values as of the closing date of the Transaction, with any excess of the acquisition consideration over the estimated fair values of net assets acquired recorded as goodwill. The estimated fair values of assets acquired and liabilities assumed were determined based on the recorded amounts reported by Allenex as of March 31, 2016 and are preliminary. Final amounts will be based on (i) the estimated fair values of assets acquired, including the fair values of the identifiable intangible assets, (ii) the estimated fair values of liabilities assumed, and (iii) the fair value of common stock issued, as of the date the Transaction is consummated.

The purchase accounting will be preliminary until CareDx completes a final valuation of identifiable intangible assets acquired and determines the estimated fair values of other assets and liabilities acquired. The final determination of the fair values of the assets acquired, liabilities assumed and the consideration transferred is expected to be completed as soon as practicable after consummation of the Transaction, and the final amounts could differ significantly from the amounts presented below.

The preliminary fair values of the assets acquired and liabilities assumed are as follows (in USD thousands):

USD, in thousands
Cash	383
Accounts receivable	1,642
Prepaid and other assets	988
Inventory	11,475
Deferred tax assets	227
Property, plant and equipment	625
Customer relationships	11,440
Developed technology - SSP	12,080
Developed technology - Qtype	5,640
Tradename	2,110
Goodwill	13,947
Assumed liabilities	(26,382)

Total preliminary acquisition consideration	34,175

Preliminary valuation

For purposes of preparing the preliminary valuation, CareDx used information provided by Allenex management, publicly available information, as well as a variety of other assumptions, including market participant assumptions, cost and development assumptions, and certain other high-level assumptions. The estimated fair values of identifiable intangible assets were determined using the following methodologies:

Tradename – Tradenames were valued using the relief from royalty approach which assumes that the value of the asset equals the amount a third party would pay to use the asset. Under this approach, a royalty rate is applied to the forecasted revenue to estimate the pre-tax income associated with the asset. Projections of revenue generated from using the tradename were developed based on Allenex historical financial information and CareDx management business projections.

Customer relationships – Customer relationships were valued using the income approach. Revenues for the existing customer relationships were projected based on Allenex historical financial information, CareDx management business projections and taking into account estimated customer attrition. Costs of sales and operating expenses were projected based on Allenex historical financial information and CareDx management business projections. Contributory charges for the utilization of working capital, developed technology, tradename and other long-lived assets were added.

Technology – Technology assets were valued using the relief from royalty approach, and projections of revenue from sales of products underlying the relevant technologies, which were developed based on Allenex historical financial information and CareDx management business projections.

The tradename, customer relationships and developed technology are amortized using the straight-line basis over their estimated useful lives ranging from ten to fifteen years. The carrying value of the intangible assets will be periodically reviewed to determine if the facts and circumstances suggest that a potential impairment may have occurred. Impairment charges, if any, will be recorded in the period in which the impairment occurs.

Transaction financing

On April 12, 2016, CareDx entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) in connection with private placement of 591,860 units (“Units”) in an aggregate amount of USD 14.1 million. Each Unit comprised of: (i) one share of CareDx common stock, par value of USD 0.001 per share (“Common Stock”); (ii) five shares of CareDx Series A mandatorily convertible preferred stock, par value of $0.001 per share (“Series A Preferred”); and (iii) three warrants, each to purchase one share of common stock upon exercise of such warrants, at a purchase price of USD 23.94 per Unit (the equivalent of USD 3.99 per share of common stock, assuming conversion of the Series A Preferred).

CareDx intends to use the net proceeds from the sale of the Units for Transaction financing and general corporate purposes.

Each share of Series A Preferred is mandatorily convertible into common stock upon CareDx’ receipt of certain stockholder approvals required pursuant to the rules of the NASDAQ Stock Market (the “Requisite Stockholder Approval”). Subject to obtaining this approval, each share of

Series A Preferred is initially convertible into one share of common stock, subject to certain adjustments. The Series A Preferred is not entitled to receive dividends and is not redeemable at the election of CareDx. Series A Preferred shares could be required to be redeemed upon a deemed liquidation event, as defined, or if CareDx is unable to issue share certificates without sale restriction legend in certain circumstances, at an amount of $3.99 per share. Except as required by the General Corporation Law of Delaware, the Series A Preferred do not have voting rights and will not be included in determining the number of shares voting or entitled to vote on any matter of CareDx.

Each warrant is exercisable for a period of seven years into one share of common stock at an initial exercise price of USD 4.98 per share, subject to certain adjustments. Pursuant to the terms of the warrant, the holder of the warrant cannot exercise the warrant until CareDx has obtained the Requisite Stockholder Approval. The warrants are expected to be subject to ongoing remeasurement.

Concurrently with the execution and delivery of the Purchase Agreement, CareDx and certain stockholders of CareDx entered into commitment agreements (“Commitment Agreements”) with certain of the former Majority shareholders of Allenex, pursuant to which such former Majority shareholders committed to purchase 334,169 Units for an aggregate amount of USD 8.0 million. The subsequent investment is on substantially the same terms as the Purchase Agreement and is expected to be closed no later than June 30, 2016. The obligation to invest under the Commitment Agreements is subject to certain conditions. The USD 8.0 million has been placed into an escrow account and will be released to CareDx upon closing of the Commitment Agreements.

As part of the financing, CareDx issued warrants to the placement agents with generally similar terms to those issued to the investors, except for the exercise price was $3.99 to exercise 1 warrant for 1 common share and the expiration date was in 5 years. The placement agent warrants were not issued as part of the Units.

For the purposes of preparing the unaudited condensed combined pro forma financial information, the Purchase and Commitment Agreements consisting of USD 14.1 million and USD 8.0 million, respectively, are considered entered into on March 31, 2016 for the pro forma condensed combined balance sheet and on January 1, 2015 for the pro forma condensed combined statements of operations.

Note 5 Pro Forma Adjustments Related to the Transaction

The pro forma adjustments included in the unaudited condensed combined financial information are as follows:

(5a)	To record the acquisition consideration consisting of cash consideration of USD 21,807 thousand, the fair value of deferred cash consideration of USD 2,717 thousand and contingent cash consideration of USD 2,446 thousand, as well as the par value of USD 1 thousand and the additional paid-in capital of USD 7,204 thousand reflecting the issuance of the 1,375,028 CareDx common shares in connection with the Transaction. Refer to Note 4 for further details.

Also to reflect in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 (i) changes in the fair value of contingent cash consideration for USD 556 thousand in operating expenses until the CE-marking contingency is resolved (determined under the assumption that the milestone will be achieved at December 31, 2016), and (ii) accretion of discount on deferred cash consideration and the amount that becomes due upon resolution of the CE-marking contingency, determined using the effective interest method, into interest expense for USD 391 and USD 105 thousand, respectively.

(5b)	The total estimated transaction costs of USD 6,408 thousand consist of USD 3,301 thousand fees for investment banking services, legal, accounting, due diligence, tax, valuation, printing and other services, USD 100 thousand of equity issuance costs, and USD 3,007 thousand of costs related to the failed Oberland Capital debt financing. These costs are directly attributable to the Transaction and have a one-time impact on the unaudited pro forma statements of operations.

Transaction costs of USD 6,308 thousand, net of equity issuance costs, have been eliminated from the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2016 and the year ended December 31, 2015 as they are considered to be one-time expenses directly related to the Transaction:

•	USD 2,159 thousand and USD 1,142 thousand incurred by CareDx during the three months ended March 31, 2016 and the year ended December 31, 2015 respectively, in “general and administrative” line item; and

•	costs relating to failed Oberland Capital debt financing of USD 2,879 thousand and USD 128 thousand incurred by CareDx during the three months ended March 31, 2016 and the year ended December 31, 2015 respectively, in “other income (expense), net” line item.

(5c)	To eliminate Allenex historical stockholders’ equity accounts.

(5d)	To record preliminary fair value of inventory (USD 11,475 thousand) as of March 31, 2016 and to reverse Allenex’ historical value of inventory (USD 5,462 thousand).

Impact of the step-up on inventory that is recognized on the sale of finished goods (under the assumption that such inventory will be sold within one year) for USD 6,013 thousand is expected to have a one-time impact on the unaudited pro forma condensed combined statement of operations and has not been included to arrive at the pro forma combined net (loss) for the three months ended March 31, 2016 and for the year ended December 31, 2015.

(5e)	To record preliminary fair value of property, plant & equipment acquired of USD 625 thousand and related estimated amortization expense of USD 9 and USD 38 thousand during the three months ended March 31, 2016 and year ended December 31, 2015, respectively. Also to record reversal of Allenex’ historical net value of property, plant & equipment of USD 450 thousand and the related amortization expense of USD 8 and USD 31 thousand during the three months ended March 31, 2016 and the year ended December 31, 2015, respectively.

(5f)	To record preliminary fair value of intangible assets acquired of USD 31,270 thousand and related estimated amortization expense of USD 587 and USD 2,347 thousand during the three months ended March 31, 2016 and year ended December 31, 2015, respectively. Also to record reversal of Allenex’ historical net value of intangible assets of USD 7,138 thousand and the related amortization expense of USD 94 and USD 362 thousand during the three months ended March 31, 2016 and year ended December 31, 2015, respectively.

(5g)	To eliminate the historical Allenex goodwill of USD 26,468 thousand and to record the preliminary estimate of goodwill of USD 13,947 thousand for the excess of the preliminary acquisition consideration over the estimated fair value of the assets acquired and liabilities assumed as shown in Note 4. The goodwill will not be amortized but will be tested for impairment at least annually.

(5h)	To record the deferred tax liability associated with the estimated fair value of inventory, intangible assets, and property, plant & equipment of USD 9,278 thousand, using a weighted average tax rate of 25 percent, to reflect the temporary differences arising from applying the acquisition method of accounting and to reverse the historical deferred tax liability of USD 1,575 thousand. Tax bases are USD 5,462 thousand for inventory (compared to an estimated fair value of USD 11,475 thousand) and USD 450 thousand for property, plant & equipment (compared to an estimated fair value of USD 625 thousand). The tax base for intangible assets is nil (compared to an estimated fair value of USD 31,270 thousand).

Also to record the preliminary fair value of deferred tax assets of USD 227 thousand as of March 31, 2016 and to reverse Allenex’ historical value of deferred tax assets USD (340 thousand) reclassified to the deferred tax liabilities line item (see Note 3).

(5i)	To reflect the tax impact of pro forma adjustments recorded in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2016 and the year ended December 31, 2015 USD 51 thousand and USD 127 thousand, respectively: amortization expense due to the step-up recognized on property, plant & equipment and intangible assets (5e,f), fair value adjustment on contingent cash consideration and accretion of discount on deferred and contingent cash consideration (5a), elimination of transaction costs (5b), and income tax adjustments (5l).

(5j)	To reflect the increase in CareDx common shares outstanding for EPS purposes due to the issuance of 1,375,028 shares to the Allenex shareholders.

(5k)	Pro forma combined basic and diluted net loss per share is computed by dividing net loss attributable to combined company common stockholders by the weighted average pro forma number of shares outstanding during the three months ended March 31, 2016 and year ended December 31, 2015, assuming that the shares issued by CareDx as acquisition consideration have been outstanding since January 1, 2015.

(5l)	To record tax adjustments in the pro forma balance sheet as of March 31, 2016 relating to (i) tax effect on intercompany sales recorded as an increase in prepaid and other assets of USD 157 thousand and a corresponding charge to goodwill; (ii) an uncertain tax position liability recorded as noncurrent other liabilities of USD 652 thousand and corresponding decrease of USD 96 thousand to deferred tax liability and an increase of USD 556 thousand to goodwill; (iii) income tax payable recorded as an increase in accrued and other liabilities of USD 51 thousand and a corresponding charge to accumulated deficit of USD 51 thousand.

Also to reflect in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 an estimated change of USD 41 thousand relating to the prepaid tax assets balance.

(5m)	To reflect a decrease in Allenex ordinary shares outstanding due to retirement.

Note 6 Pro Forma Adjustments Related to Equity Financing

The following adjustments have been included in the unaudited pro forma condensed combined financial information to reflect:

(6 a) To record the private placement cash received of USD 22,169 thousand related to the fair value of warrants of USD 4,667 thousand, reflecting warrants to purchase 2,778,087 common shares in connection with the Transaction, Series A Preferred shares with a value of USD 14,585 thousand, reflecting the issuance of the 4,630,145 CareDx Series A Preferred shares, and the par value of USD 1 thousand and the additional paid-in capital of USD 2,916 thousand reflecting the issuance of the 926,029 CareDx common shares. Refer to Note 4 for further details.

The Series A Preferred shares are reflected in the pro forma balance sheet as of March 31, 2016 as mezzanine equity presuming the conversion to common stock has not occurred on March 31, 2016 because the shares could be required to be redeemed upon a deemed liquidation event, or if CareDx is unable to issue share certificates without sale restriction legend in certain circumstances, neither of which is deemed probable. Accordingly, the initial carrying value of Series A Preferred shares was not adjusted for the three months ended March 31, 2016.

The warrants are reflected in the pro forma balance sheet as of March 31, 2016 as liabilities at fair value. The change in the fair value of the warrants during the three months ended March 31, 2016 and year ended December 31, 2015 was not estimated as such estimates by their nature would inevitably be based on hypothetical assumptions.

(6 b) To reflect an increase in CareDx common shares outstanding for EPS purposes due to issuance of 926,029 CareDx common shares and 4,630,145 CareDx Series A Preferred shares to former Allenex Majority Shareholders.

Assuming the conversion of Series A Preferred stock shares into common stock shares occurred on January 1, 2015, 4,630,145 CareDx Series A Preferred shares outstanding were included into weighted average basic shares outstanding for the year ended December 31, 2015 and three months ended March 31, 2016. Potential common stock shares were included into the diluted EPS calculation for Series A Preferred stock shares for the year ended December 31, 2015 and three months ended March 31, 2016 as CareDx management expects shares of Series A Preferred stock to be converted into common stock in June 2016.

Warrants were not included in the pro forma diluted EPS assuming they will remain outstanding throughout the year ended December 31, 2015 and three months ended March 31, 2016, and their effect will be anti-dilutive to the diluted EPS calculation since there is no remeasurement reflected in the unaudited pro forma condensed combined statement of operations.

(6 c) To record total estimated equity issuance costs of USD 1,405 thousand for placement agents, escrow agents and legal fees expected to be incurred by CareDx and considered necessary to complete the Transaction. The estimated equity issuance costs are reflected in the unaudited pro forma balance sheet as of March 31, 2016 as a decrease in cash of USD 1,405 thousand and a corresponding charge to additional paid-in capital of USD (1,405 thousand).

(6 d) To record total estimated value of the placement agent warrants in the unaudited pro forma balance sheet as of March 31, 2016 as an increase in noncurrent other liabilities of USD 290 thousand and corresponding charge to additional paid-in capital of USD (290 thousand).